Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY
RESTRICTED STOCK AWARD GRANT NOTICE
2005 STOCK PLAN
American Reprographics Company (the “Company”), pursuant to its 2005 Stock Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein, the Restricted Stock Award Agreement, the Plan, the Assignment Separate from Certificate, and the Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:	Sathiyamurthy Chandramohan

Date of Grant:	March 27, 2007

Number of Shares Subject to Award:	15,504

Fair Market Value	$32.25 per share, $500,004.00 in the aggregate

Consideration:	Participant’s past services

Vesting	100% of the Shares vest on the fifth anniversary

of the Date of Grant

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Award Agreement, the Plan, the Assignment Separate from Certificate, and the Joint Escrow Instructions set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

AMERICAN REPROGRAPHICS COMPANY		PARTICIPANT:
By:	/s/ Jonathan Mather Signature	/s/ Sathiyamurthy Chandramohan Signature

Title:	Jonathan Mather, Chief Financial Officer	Date: 3/30/07

Date:	3/30/07
ATTACHMENTS:	Restricted Stock Award Agreement, 2005 Stock Plan, Assignment Separate From Certificate, Joint Escrow Instructions